                              ONE VALLEY BANK, N.A.

                                 CODE OF ETHICS

While affirming its confidence in the integrity and good faith of all of its employees, officers and directors, One Valley Bank, N.A. (the "Adviser"), recognizes that the knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions made by or for The Arbor Fund (the "Fund") which may be possessed by certain of its personnel could place such individuals, if they engage in personal transactions in securities which are eligible for investment by the Fund, in a position where their personal interest may conflict with that of the Fund.

In view of the foregoing and of the provisions of Rule 17j-1(b)(1) under the Investment Company Act of 1940 (the "1940 Act"), the Adviser has determined to adopt this Code of Ethics to specify and prohibit certain types of transactions deemed to create conflicts of interest (or at least the potential for or the appearance of such a conflict), and to establish reporting requirements and enforcement procedures.

I.         STATEMENT OF GENERAL PRINCIPLES.

In recognition of the trust and confidence placed in the Adviser by the Fund and its shareholders, and to give effect to the Adviser's belief that its operations should be directed to the benefit of the Fund's shareholders, the Adviser hereby adopts the following general principles to guide the actions of its employees, officers and directors:

1. The interests of the Fund's shareholders are paramount, and all of the Adviser's personnel must conduct themselves and their operations to give maximum effect to this tenet by assiduously placing the interests of the shareholders above their own.

2. All personal transactions in securities by the Adviser's personnel must be accomplished so as to avoid even the appearance of a conflict of interest on the part of such personnel with the interests of the Fund and its shareholders.

3. All of the Adviser's personnel must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with respect to the Fund, or that otherwise bring into question the person's independence or judgment.

II.        DEFINITIONS.

1. "Access Person" shall mean each director, officer or employee of the Adviser (or of any company in a control relationship to the Adviser) who,
     (a) with respect to the Fund, makes any recommendation, participates in the determination of which recommendation shall be made or whose principal function or duties relate to the determination of which recommendation shall be made to the Fund or (b) in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales.

2. "Beneficial ownership" of a security is to be determined in the same manner as it is for purposes of Section 16 of the Securities Exchange Act of 1934. This means that a person should generally consider himself the beneficial owner of any securities in which he has a direct or indirect pecuniary interest. In addition, a person should consider himself the beneficial owner of securities held by his spouse, his minor children, a relative who shares his home, or other persons by reason of any contract, arrangement, understanding or relationship that provides him with sole or shared voting or investment power.

3. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting security is presumed to give the holder thereof control over the company. Such presumption may be countered by the facts and circumstances of a given situation.

4. "Investment personnel" means all Access Persons who occupy the position of portfolio manager (or who serve on an investment committee that carries out the portfolio management function) with respect to the Fund or any separately-managed series thereof (a "Fund"), and all Access Persons who provide or supply information and/or advice to any portfolio manager (or committee), or who execute or help execute any portfolio manager's (or committee's) decisions.

5. "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.

6. "Security" shall have the same meaning as that set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include securities issued by the Government of the United States or an agency thereof, bankers' acceptances, bank certificates of deposit, commercial paper and registered, open-end mutual funds.

7. A "Security held or to be acquired" by the Fund (or any Fund) means any Security which, within the most recent fifteen days, (i) is or has been held by the Fund (or any Fund), or (ii) is being or has been considered by the Adviser for purchase by the Fund (or any Fund).

8. A Security is "being purchased or sold" by the Fund from the time when a purchase or sale program has been communicated to the person who places the buy and sell orders for the Fund until the time when such program has been fully completed or terminated.

III.       PROHIBITED PURCHASES AND SALES OF SECURITIES.

1. No Access Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a Security held or to be acquired by any
     Fund:

          -    employ any device, scheme or artifice to defraud such Fund;

          - make to such Fund any untrue statement of a material fact or omit to state to such Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          - engage in any act, practice or course of business which would operate as a fraud or deceit upon such Fund; or

          -    engage in any manipulative practice with respect to Fund.

2. Subject to Sections IV(2) and IV(3) of this Code, no Access Person shall purchase or sell, directly or indirectly, any Security in which he had or by reason of such transaction acquires any Beneficial Ownership, within 24 hours (7 days, in the case of Investment Personnel) before or after the time that the same (or a related) Security is being purchased or sold by any Fund.

3. No Investment Personnel may acquire Securities as part of an initial public offering, or in a private placement offering, by the issuer.

4. Subject to Sections IV(2) and IV(3) of this Code, no Access Person shall sell a Security within 60 days of acquiring beneficial ownership of that Security or purchase of Security within 60 days of selling such security.


IV.        PRE-CLEARANCE OF TRANSACTIONS.

1. Except as provided in Section IV(2), each Investment Personnel must pre-clear each proposed transaction in Securities with the Adviser's designated Review Officer prior to proceeding with the transaction. No transaction in Securities may be effected without the prior written approval of the Review Officer. In determining whether to grant such clearance, the Review Officer shall refer to Section IV(3), below.

2. The requirements of Section IV(1) shall not apply to the following transactions:

          - Purchases or sales over which the Access Person has no direct or indirect influence or control.

          - Purchases or sales which are non-volitional on the part of either the Access Person or any Fund, including purchases or sales upon exercise of puts or calls written by the Access Person and sales from a margin account pursuant to a BONA FIDE margin call.

          - Purchases which are part of an automatic dividend reinvestment plan.

          - Purchases effected upon the exercise of rights issued by an issuer RATA to all holders of a class of its Securities, to the extent such rights were acquired from such issuer.

3.   The following transactions shall be entitled to clearance from the Review
     Officer:

          - Transactions which appear upon reasonable inquiry and investigation to present no reasonable likelihood of harm to the Fund and which are otherwise in accordance with Rule 17j-1. Such transactions would normally include purchases or sales of up to 1,000 shares of a Security which is being considered for purchase or sale by a Fund (but not then being purchased or sold) if the issuer has a market capitalization of over $1 billion.

          - Purchases or sales of securities which are not eligible for purchase or sale by any Fund of the Fund, as determined by reference to the Act and blue sky laws and regulations thereunder, the investment objectives and policies and investment restrictions of the Fund and its series, undertakings made to regulatory authorities.

          - Transactions which the officers of the Adviser, as a group and after consideration of all the facts and circumstances, determine to be in accordance with Section III and to present no reasonable likelihood of harm to the Fund.

V.         ADDITIONAL RESTRICTIONS AND REQUIREMENTS.

1. No Access Person shall accept or receive any gift or other thing of more than DE MINIMIS value from any person or entity that does business with or on behalf of the Adviser or the Fund.

2. No Investment Personnel may accept a position as a director, trustee or general partner of a publicly-traded company unless such position has been presented to and approved by the Adviser and-by Fund's Board of Trustees as consistent with the interests of the Fund and its shareholders.

3. Each Access Person must direct each brokerage firm or bank at which such person maintains a securities account to promptly send duplicate copies of such person's statement to the Review Officer. Compliance with this provision can be effected by the Access Person providing duplicate copies of all such statements directly to the Review Officer within two business days of receipt by the Access Person.

4. Each Access Person must provide to the Review Officer a complete listing of all securities owned by such person as of January 1, 1995, and thereafter must submit a revised list of such holdings to the Review Officer as of January 1 of each subsequent year. The initial listing must be submitted no later than January 1, 1995 (or within 10 days of the date upon which such person first became an Access Person of the Fund), and each update thereafter must be provided no later than 10 days after the start of the subsequent year.

VI.        REPORTING OBLIGATION.

1.   The Adviser shall create and thereafter maintain a list of all Access
     Persons.

2. Each Access Person shall report all transactions in Securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership.

VII.       REPORTS.

1. Quarterly reports shall be filed with the Review Officer. The Review Officer and each Access Person shall submit confidential quarterly reports with respect to his or her own personal securities transactions to an alternative person designated to receive his or her reports ("Alternate Review Officer"). The Alternative Review Officer shall act in all respects in the manner prescribed herein for the Review Officer.

2. Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

3. Every Access Person shall report the name of any publicly-owned company (or any company anticipating a public offering of its equity securities) and the total number of its shares beneficially owned by him if such total ownership is more than 1/2 of 1% of the company's outstanding shares.

4. Every report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

          - The date of the transaction, the title and the number of shares or the principal amount of each security involved;

          - The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

          -    The price at which the transaction was effected; and

          - The name of the broker, dealer or bank with or through whom the transaction was effected.

          -    The date the report was signed.

5. In the event no reportable transactions occurred during the quarter, the report should be so noted and returned signed and dated.

VIII.      REVIEW AND ENFORCEMENT.

1. The Review Officer shall compare all reported personal securities transactions with completed portfolio transactions of the Fund and a list of securities being considered for purchase or sale by the Adviser to determine whether a violation of this Code may have occurred. Before making any determination that a violation has been committed by any person, the Review Officer shall give such person an opportunity to supply additional explanatory material.

2. If the Review Officer determines that a violation of this Code may have occurred, he shall submit his written determination, together with the confidential monthly report and any additional explanatory material provided by the individual, to the President of the Adviser, who shall make an independent determination as to whether a violation has occurred.

3. If the President finds that a violation has occurred, the President shall impose upon the individual such sanctions as he or she deems appropriate and shall report the violation and the sanction imposed to the Board of Trustees of the Fund.

4. No person shall participate in a determination of whether he has committed a violation of the Code or of the imposition of any sanction against himself. If a securities transaction of the President is under consideration, any Vice President shall act in all respects in the manner prescribed herein for the President.

5. Any violation of Section III(2) or III(4) hereof shall be remedied by the disgorgement on any profits realized.

6. All Access Persons shall be required to certify annually they have read and understand the code of ethics and recognize that they are subject thereto. Access Persons shall be required to certify annually that they have complied with the requirements of the code of ethics and that they have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the code.

IX.        RECORDS.

The Adviser shall maintain records in the manner and to the extent set forth below, which records shall be available for examination by representatives of the Securities and Exchange Commission.

1. A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

2. A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

3. A copy of each report made by an officer or trustee pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

4. A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.

X.              MISCELLANEOUS.

1. All reports of securities transactions and any other information filed with the Fund pursuant to this Code shall be treated as confidential.

2. The Adviser may from time to time adopt such interpretations of this Code as it deems appropriate.

3. The President of the Adviser shall report to the Adviser and to the Board of Trustees of the Fund at least annually as to the operation of this Code and shall address in any such report the need (if any) for further changes or modifications to this Code.

                              ONE VALLEY BANK, N.A.

                                 CODE OF ETHICS

                  LISTING OF ACCESS PERSONS AND REVIEW OFFICERS

ACCESS PERSONS
--------------
-    Randy Valentine
-    Ed Neely
-    Cheryl Beirne
-    Ian Flores
-    David Nolan
-    Jay Thomas
-    Stan Johnson
-    John Jividen
-    Steve Sears
-    Roger Kerr
-    Karen Setterstrom (added 8/98)
-    Jay McClung (added 1/99)
-    Scott Lane (added 4/99)


REVIEW OFFICER
--------------
-    Randy Valentine


ALTERNATE REVIEW OFFICER
------------------------
-    John Jividen

                              ONE VALLEY BANK, N.A.

                                 CODE OF ETHICS

           1999 QUARTERLY REPORTS ON PERSONAL SECURITIES TRANSACTIONS

Each Access Person must report the name of any publicly-owned company (or any company anticipating a public offering of its equity securities) and the total number of its shares beneficially owned by him if such total ownership is more than 1/2 of 1% of the company's outstanding shares;

FIRST QUARTER 1999                                   SIGNATURE                  DATE
------------------                                   ---------                  ----
-    Randy Valentine
-    Ed Neely
-    David Nolan
-    Jay Thomas
-    Ian Flores
-    Stan Johnson
-    John Jividen
-    Steve Sears
-    Roger Kerr
-    Karen Setterstrom
-    Jay McClung
-    Scott Lane (added 4/99)

SECOND QUARTER 1999                                  SIGNATURE                  DATE
-------------------                                  ---------                  ----
-    Randy Valentine
-    Ed Neely
-    David Nolan
-    Jay Thomas
-    Ian Flores
-    Stan Johnson
-    John Jividen
-    Steve Sears
-    Roger Kerr
-    Karen Setterstrom
-    Jay McClung
-    Scott Lane (added 4/99)

THIRD QUARTER 1999                                   SIGNATURE                  DATE
------------------                                   ---------                  ----
-    Randy Valentine
-    Ed Neely
-    David Nolan
-    Jay Thomas
-    Ian Flores
-    Stan Johnson
-    John Jividen
-    Steve Sears
-    Roger Kerr
-    Karen Setterstrom
-    Jay McClung
-    Scott Lane (added 4/99)

                              ONE VALLEY BANK, N.A.

                                 CODE OF ETHICS

           1999 QUARTERLY REPORTS ON PERSONAL SECURITIES TRANSACTIONS

Each Access Person must report the name of any publicly-owned company (or any company anticipating a public offering of its equity securities) and the total number of its shares beneficially owned by him if such total ownership is more than 1/2 of 1% of the company's outstanding shares;

FOURTH QUARTER 1999                                  SIGNATURE                  DATE
-------------------                                  ---------                  ----
-    Randy Valentine
-    Ed Neely
-    David Nolan
-    Jay Thomas
-    Ian Flores
-    Stan Johnson
-    John Jividen
-    Steve Sears
-    Roger Kerr
-    Karen Setterstrom
-    Jay McClung
-    Scott Lane (added 4/99)

                              ONE VALLEY BANK, N.A.

                                 CODE OF ETHICS

                   ANNUAL CERTIFICATION BY ALL ACCESS PERSONS

1999 STATEMENT OF CERTIFICATION

- This certifies that I have read and understand the code of ethics and recognize that I am subject thereto. I have complied with the requirements of the code of ethics and have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the code;

ACCESS PERSON(S)                    DATE                               SIGNATURE
---------------                     ----                               ---------
-    Randy Valentine
-    Ed Neely
-    Cheryl Beirne
-    David Nolan
-    Jay Thomas
-    Ian Flores
-    Stan Johnson
-    John Jividen
-    Steve Sears
-    Roger Kerr
-    Karen Setterstrom
-    Jay McClung
-    Scott Lane

                                   MEMORANDUM

TO:       ONE VALLEY BANK, N.A. INVESTMENT COMMITTEE "ACCESS MEMBERS"

FROM:     JOHN JIVIDEN

RE:       CODE OF ETHICS FOR INVESTMENT COMMITTEE MEMBERS

DATE:     APRIL 9, 1999

CAREFULLY REVIEW THE ATTACHED CODE OF ETHICS. REGULAR MONTHLY (OR QUARTERLY) STATEMENTS SHOULD BE SENT TO RANDY VALENTINE'S ATTENTION. MR. VALENTINE WILL MAINTAIN FILES FOR EACH OF YOU REGARDING PERSONAL SECURITIES TRANSACTIONS FOR 1999 AND OWNERSHIP IN PUBLIC COMPANIES IF APPLICABLE.

PLEASE COMPLETE FOR THE FIRST QUARTER OF 1999 BY 1.) INITIALING THIS DOCUMENT NEXT TO YOUR NAME. 2.) SIGNING AND DATING NEXT TO YOUR NAME ON THE PAGE AFTER THIS MEMORANDUM (PAGE 10) 3.) SIGNING AND DATING THE 1999 STATEMENT OF CERTIFICATION (PAGE 11) AND 4.) PASSING THE PACKET ON TO THE NEXT PERSON. THE LAST PERSON SHOULD RETURN TO MY ATTENTION FOR REVIEW AND FILING. PLEASE CALL ME AT 7313 IF QUESTIONS.

ACCESS PERSONS
--------------
-  Randy Valentine
-  Ed Neely
-  Cheryl Beirne
-  Ian Flores
-  David Nolan
-  Jay Thomas
-  Stan Johnson
-  John Jividen
-  Steve Sears
-  Roger Kerr
-  Karen Setterstrom
-  Jay McClung

                                   MEMORANDUM

TO:       ONE VALLEY BANK, N.A. INVESTMENT COMMITTEE "ACCESS MEMBERS"

FROM:     JOHN JIVIDEN

RE:       CODE OF ETHICS FOR INVESTMENT COMMITTEE MEMBERS

DATE:     JULY 6, 1999

CAREFULLY REVIEW THE ATTACHED CODE OF ETHICS. REGULAR MONTHLY (OR QUARTERLY) STATEMENTS SHOULD BE SENT TO RANDY VALENTINE'S ATTENTION. MR. VALENTINE WILL MAINTAIN FILES FOR EACH OF YOU REGARDING PERSONAL SECURITIES TRANSACTIONS FOR 1999 AND OWNERSHIP IN PUBLIC COMPANIES IF APPLICABLE.

PLEASE COMPLETE FOR THE SECOND QUARTER OF 1999 BY 1.) INITIALING THIS DOCUMENT NEXT TO YOUR NAME. 2.) SIGNING AND DATING NEXT TO YOUR NAME ON THE PAGE AFTER THIS MEMORANDUM (PAGE 10) 3.) SIGNING AND DATING THE 1999 STATEMENT OF CERTIFICATION (PAGE 11) AND 4.) PASSING THE PACKET ON TO THE NEXT PERSON. THE LAST PERSON SHOULD RETURN TO MY ATTENTION FOR REVIEW AND FILING. PLEASE CALL ME AT 7313 IF QUESTIONS.

ACCESS PERSONS
--------------
-   Randy Valentine
-   Ed Neely
-   Cheryl Beirne
-   Ian Flores
-   David Nolan
-   Jay Thomas
-   Stan Johnson
-   John Jividen
-   Steve Sears
-   Roger Kerr
-   Karen Setterstrom
-   Jay McClung
-   Scott Lane

                                   MEMORANDUM

TO:       ONE VALLEY BANK, N.A. INVESTMENT COMMITTEE "ACCESS MEMBERS"

FROM:     JOHN JIVIDEN

RE:       CODE OF ETHICS FOR INVESTMENT COMMITTEE MEMBERS

DATE:     OCTOBER 10, 1999

CAREFULLY REVIEW THE ATTACHED CODE OF ETHICS. REGULAR MONTHLY (OR QUARTERLY) STATEMENTS SHOULD BE SENT TO RANDY VALENTINE'S ATTENTION. MR. VALENTINE WILL MAINTAIN FILES FOR EACH OF YOU REGARDING PERSONAL SECURITIES TRANSACTIONS FOR 1999 AND OWNERSHIP IN PUBLIC COMPANIES IF APPLICABLE.

PLEASE COMPLETE FOR THE THIRD QUARTER OF 1999 BY 1.) INITIALING THIS DOCUMENT NEXT TO YOUR NAME. 2.) SIGNING AND DATING NEXT TO YOUR NAME ON THE PAGE AFTER THIS MEMORANDUM (PAGE 10) 3.) SIGNING AND DATING THE 1999 STATEMENT OF CERTIFICATION (PAGE 11) AND 4.) PASSING THE PACKET ON TO THE NEXT PERSON. THE LAST PERSON SHOULD RETURN TO MY ATTENTION FOR REVIEW AND FILING. PLEASE CALL ME AT 7313 IF QUESTIONS.

ACCESS PERSONS
--------------
-   Randy Valentine
-   Ed Neely
-   Cheryl Beirne
-   Ian Flores
-   David Nolan
-   Jay Thomas
-   Stan Johnson
-   John Jividen
-   Steve Sears
-   Roger Kerr
-   Karen Setterstrom
-   Jay McClung
-   Scott Lane

                                   MEMORANDUM

TO:       ONE VALLEY BANK, N.A. INVESTMENT COMMITTEE "ACCESS MEMBERS"

FROM:     JOHN JIVIDEN

RE:       CODE OF ETHICS FOR INVESTMENT COMMITTEE MEMBERS

DATE:     JANUARY 10, 2000

CAREFULLY REVIEW THE ATTACHED CODE OF ETHICS. REGULAR MONTHLY (OR QUARTERLY) STATEMENTS SHOULD BE SENT TO RANDY VALENTINE'S ATTENTION. MR. VALENTINE WILL MAINTAIN FILES FOR EACH OF YOU REGARDING PERSONAL SECURITIES TRANSACTIONS FOR 1999 AND OWNERSHIP IN PUBLIC COMPANIES IF APPLICABLE.

PLEASE COMPLETE FOR THE FOURTH QUARTER OF 1999 BY 1.) INITIALING THIS DOCUMENT NEXT TO YOUR NAME. 2.) SIGNING AND DATING NEXT TO YOUR NAME ON THE PAGE AFTER THIS MEMORANDUM. 3.) SIGNING AND DATING THE 1999 STATEMENT OF CERTIFICATION, AND 4.) PASSING THE PACKET ON TO THE NEXT PERSON. THE LAST PERSON SHOULD RETURN TO MY ATTENTION FOR REVIEW AND FILING. PLEASE CALL ME AT 7313 IF QUESTIONS.

ACCESS PERSONS
--------------
-   Randy Valentine
-   Ed Neely
-   Cheryl Beirne
-   Ian Flores
-   David Nolan
-   Jay Thomas
-   Stan Johnson
-   John Jividen
-   Steve Sears
-   Roger Kerr
-   Karen Setterstrom
-   Jay McClung
-   Scott Lane

                              ONE VALLEY BANK, N.A.

                                 CODE OF ETHICS

           1999 QUARTERLY REPORTS ON PERSONAL SECURITIES TRANSACTIONS

- Each Access Person must report the name of any publicly-owned company (or any company anticipating a public offering of its equity securities) and the total number of its shares beneficially owned by him if such total ownership is more than 1/2 of 1% of the company's outstanding shares;



15